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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 8, 2001 for Ceres Group, Inc. and April 16, 1999 for Continental General Corporation, in the Registration Statement Form S-1 and related Prospectus of Ceres Group, Inc. for the registration of 5,000,000 shares of its common stock dated April 27, 2001.

                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
April 26, 2001